Exhibit 10.28
Execution
SHAREHOLDERS’ AGREEMENT
     THIS SHAREHOLDERS’ AGREEMENT (this “Agreement”) is made and entered into as of October 22, 2007, by and among Apollo Global, Inc., a Delaware corporation (the “Company”), Apollo Group, Inc., an Arizona corporation (“Apollo”), Carlyle Venture Partners III, L.P., a Delaware limited partnership (“Carlyle” and, together with Apollo and each Affiliate of Carlyle and Apollo that hereafter becomes a Shareholder, collectively the “Investor Shareholders”), and the Persons listed on Schedule I attached hereto or who otherwise agree to be bound by the provisions hereof as an Other Shareholder by executing a joinder agreement (the “Other Shareholders”). Apollo, Carlyle and the Other Shareholders are collectively referred to herein as the “Shareholders.” Unless otherwise indicated herein, capitalized terms used herein are defined in paragraph 13 hereof.
RECITALS
     Apollo and Carlyle are parties to a Joint Venture Agreement dated as of the date hereof (the “Joint Venture Agreement”), and the closing of the initial purchase and sale of the Company’s common stock pursuant to the Joint Venture Agreement is conditioned, among other things, on the execution and delivery of this Agreement.
     The parties hereto are entering into this Agreement to establish the composition of the Company’s board of directors (the “Board”), to restrict the sale, assignment, transfer, encumbrance or other disposition of the Shareholder Shares (as defined below) and to provide for certain rights and obligations in respect thereto as hereinafter provided.
AGREEMENT
     NOW, THEREFORE, the parties to this Agreement agree as follows:
     1. Voting Agreement and Proxy.
     (a) From and after the date hereof and until the provisions of this paragraph 1 cease to be effective, each Shareholder shall vote all of his or its Shareholder Shares which are voting shares and any other voting securities of the Company over which such Shareholder has voting control and shall take all other necessary or desirable actions within such holder’s control (whether in such holder’s capacity as a shareholder, director, member of a board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary or desirable actions within its control (including, without limitation, calling special board and shareholder meetings), so that:
          (i) the authorized number of directors on the Board shall be seven (7);
          (ii) four directors shall be designated by Apollo, which representatives shall, as of the date of this Agreement, be Gregory Cappelli, Brian Mueller, Roy Herberger and Peter Sperling (the “Apollo Directors”);

          (iii) two directors shall be designated by Carlyle, which representatives shall, as of the date of this Agreement, be Brooke B. Coburn and Charles C. Moore (the “Carlyle Directors”), provided however that on any date that Carlyle and its Affiliates do not own, in the aggregate, either (x) ten percent (10%) (or more) of the issued and outstanding Shareholder Shares or (y) shares of the Company Stock with a Fair Market Value of one hundred million dollars ($100,000,000) (or more), one director shall be designated by Carlyle;
          (iv) the President of the Company shall be a director;
          (v) the removal from the Board without cause of any of the Apollo Directors under paragraph 1(a)(ii) above shall be at Apollo’s written request, and only upon such written request and under no other circumstances; and
          (vi) the removal from the Board without cause of any of the Carlyle Directors under paragraph 1(a)(iii) above shall be at Carlyle’s written request, and only upon such written request and under no other circumstances. Carlyle agrees to remove one of the Carlyle Directors promptly after any date that Carlyle and its Affiliates do not own, in the aggregate, either (x) ten percent (10%) (or more) of the issued and outstanding Shareholder Shares or (y) shares of the Company Stock with a Fair Market Value of one hundred million dollars ($100,000,000) (or more).
     (b) In the event that any representative designated hereunder by any party ceases to serve as a member of the Board during his term of office for any reason, the resulting vacancy on the Board will be filled by a representative selected by the party entitled to designate such representative pursuant to paragraph 1(a). The parties agree that any director may be removed from the Board for cause by resolution adopted by a majority of the remaining directors.
     (c) Each of Apollo and Carlyle, for so long as it remains a Shareholder hereunder, shall have the right to designate and remove two representatives (each such representative, a “Board Observer”) who shall (1) have the right to receive due notice of and to attend and participate in discussions at (but not vote on any matters on which the directors are entitled to vote) all meetings of the Board and all meetings of committees of the Board, (2) have the right to receive copies of all documents and other information, including minutes, consents, business plans, presentation materials, budgets and financial information furnished generally to members of the Board and committees thereof, and (3) be entitled to be indemnified by the Company pursuant to the Certificate of Incorporation of the Company to the same extent mutatis mutandis as if he or she were a member of the Board (and the Company hereby agrees to so indemnify each Board Observer). Notwithstanding the preceding sentence, on any date that Carlyle and its Affiliates do not own, in the aggregate, either (i) ten percent (10%) (or more) of the issued and outstanding Shareholder Shares or (y) shares of the Company Stock with a Fair Market Value of one hundred million dollars (or more), Carlyle shall have the right to designate and remove one Board Observer.

          (d) The Company will pay or promptly reimburse the actual reasonable out-of-pocket expenses incurred by each member of the Board and each Board Observer in connection with attending meetings of the Board or any committee of the Board.
          (e) In order to secure the obligations of each Other Shareholder who now or hereafter holds any voting securities to vote such Person’s Shareholder Shares in accordance with the provisions of this paragraph 1, each Other Shareholder hereby appoints Apollo as his or its true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of his or its Shareholder Shares for the election and/or removal of directors and all such other matters as expressly provided for in paragraph 1. Apollo may exercise the irrevocable proxy granted to it hereunder by any Other Shareholder at any time if any such Other Shareholder fails to comply with the provisions of this Agreement. The proxies and powers granted by each such Other Shareholder pursuant to this paragraph 1(e) are coupled with an interest and are given to secure the performance of such Other Shareholder’s obligations under this Agreement. Such proxies and powers shall be irrevocable until termination of this paragraph 1 and shall survive the death, incompetency, disability, bankruptcy or dissolution of each such Shareholder and the subsequent holders of his or its Shareholder Shares. No Shareholder shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement.
          (f) The provisions of this paragraph 1 shall terminate automatically and be of no further force and effect upon the earlier to occur of (i) the consummation of an Approved Sale and (ii) a Public Offering.
          2. Matters Requiring Specific Approval.
          (a) Matters Requiring Approval of the Board. The business and affairs of the Company shall be managed by the Board as described in Section 141 of the Delaware General Corporation Law. Without limiting the generality of the preceding sentence, the Company shall not take any of the following actions without the prior approval of at least a majority of the Board of Directors and as provided in the Company’s Bylaws:
               (i) acquire or sell any interest in any Person or business; provided, however, that any acquisition or sale of a Person or business involving, individually or in the aggregate, consideration in excess of $50,000,000 shall be subject to paragraph 2(b)(2)(v) below;
               (ii) incur any Company Indebtedness, or issue or sell any debt securities or other rights to acquire any debt securities of the Company or any of its Subsidiaries, except for transactions between the Company and any of its Subsidiaries; provided, however, that any security interests in connection with such debt arrangements shall be limited solely to the Company’s assets unless otherwise approved by the Investor Shareholders;

                    (iii) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock;
                    (iv) hire or terminate the employment of the Company’s President, Chief Financial Officer or Chief Operating Officer, subject to paragraph 2(b)(2)(iv) below;
                    (v) establish or materially modify the compensation or benefits payable or to become payable by the Company to the Company’s President, Chief Financial Officer or Chief Operating Officer, other than benefits generally provided to senior management or employees on the same terms; or
                    (vi) approve the annual operating plan and budget.
     (b) Matters Requiring Approval of Carlyle.
               (1) The Company shall not, without the prior written consent of Carlyle (which consent may be given or withheld in Carlyle’s sole discretion):
               (i) (a) dissolve or wind-up the Company, (b) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (c) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition seeking relief under Title 11 of the United States Code, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (d) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary or for a substantial part of the property or assets of the Company or any Subsidiary, (e) file an answer admitting the material allegations of a petition filed against it in any proceeding described in clause (b) above, (f) make a general assignment for the benefit of creditors, or (g) take any action for the purpose of effecting any of the foregoing.
               (ii) amend, revise, modify, supplement or discontinue the Investment Scope; or
               (iii) amend, modify or restate the Certificate of Incorporation or Bylaws of the Company in any respect that is adverse to Carlyle or the ownership of Shareholder Shares by Carlyle.
               (2) On any date that Carlyle and its Affiliates own, in the aggregate, either (i) ten percent (10%) (or more) of the issued and outstanding Shareholder Shares or (ii) shares of the Company Stock with a Fair Market Value of one hundred million dollars (or more), the Company shall not, without the prior written consent of Carlyle (which consent may be given or withheld in Carlyle’s sole discretion):
               (i) issue any new class or series of stock, or any other equity securities, or any other securities convertible into equity securities of the Company, other than any shares or equity securities issued pursuant to (x) the Joint Venture Agreement or (y) an employee stock option plan or similar arrangement approved by the Board to the extent that the limit described in paragraph 6 is not exceeded for all employee plans and arrangements;
          (ii) approve any employee stock option or similar arrangement or reserve or issue shares of the Company Stock thereunder to the extent that the limit described in paragraph 6 is exceeded in the aggregate by all employee plans and arrangements;
          (iii) redeem or repurchase any equity securities of the Company (except for acquisitions of Common Stock by the Company pursuant to (x) agreements which permit the Company to repurchase such shares upon termination of services to the Company, and (y) the Joint Venture Agreement);
          (iv) hire or terminate the employment of the Company’s President and Chief Executive Officer, provided that determination of the compensation of the President and Chief Executive Officer shall be at the discretion of the Board and Carlyle will not have the right to approve such compensation;
          Additionally, in the event the Company does not have a President or Chief Executive Officer at anytime, the duties of the President or Chief Executive Officer will be performed by the Board or its designee in accordance with Section 2(a).
          (v) acquire or sell any interest in any business or entity with, individually or in the aggregate, an enterprise value in excess of $50,000,000 and that requires the Company to incur incremental debt or equity financing;
          (vi) initiate or settle any litigation, action or proceeding to which the Company is, or may be, a party in which the amount in controversy would reasonably be expected to exceed ten percent (10%) of the current Fair Market Value;
          (vii) make any loan (other than intercompany loans) to any Person which either (a) is outside of the ordinary course of business of the Company and (b) equals or exceeds $1,000,000, subject in each case to the provisions of paragraph 2(c);
          (viii) approve the Company’s principal outside counsel and, if different, principal transaction counsel, and any change in such counsel and, to the extent that the Company’s independent auditors are not Apollo’s independent auditors, approve the Company’s independent auditors and any change to such independent auditors; or
          (ix) make or commit to make any capital expenditure outside of the ordinary course of business and in excess of $10,000,000 that requires incremental debt or equity financing.
     (c) Matters Requiring Approval of Unaffiliated Investor Shareholders.

          (i) The Company shall not, without the prior written consent or affirmative vote of Apollo, enter into or be a party to any material transaction with Carlyle or any Affiliate, member, partner, director, officer or employee of Carlyle or any “associate” (as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”)) of any such Person or Carlyle, except for transactions expressly provided for in this Agreement or the Joint Venture Agreement.
          (ii) The Company shall not, without the prior written consent or affirmative vote of Carlyle, enter into or be a party to any material transaction with Apollo or any Affiliate, member, partner, director, officer or employee of Apollo or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such Person or Apollo, except for (w) transactions contemplated by this Agreement or the Joint Venture Agreement, (x) the employment of persons currently employed by Apollo, (y) reimbursement of amounts paid by Apollo to professionals after the date of this Agreement and before the execution of the Support Services Agreement for such professionals’ reasonable fees and expenses for the due diligence of potential investments within the Investment Scope, or (z) pursuant to a Support Services Agreement between Apollo and the Company whereby Apollo will provide services to the Company upon terms and conditions satisfactory to Apollo and Carlyle.
     (d) EITF No. 96-16. Apollo and Carlyle acknowledge that the approval rights granted to Carlyle as set forth in paragraph 2(b) above are intended to be “protective rights” rather than “participating rights”, as described in Emerging Issues Task Force Issue No. 96 -16 (“EITF No. 96-16”). Apollo and Carlyle further acknowledge that, unless otherwise agreed by Apollo and Carlyle, none of the approval rights granted to Carlyle hereunder will be in any way amended, terminated or revoked to the extent that at anytime hereafter any of the approval rights granted to Carlyle hereunder are re-characterized as being “participating rights” and not “protective rights” under EITF No. 96-16 or any successor to it, or under any other accounting policy, standard or procedure which may become applicable to the same subject matter as comprehended by EITF No. 96-16.
     (e) The Company’s accounting methods and policies shall be consistent with the accounting methods and policies of Apollo except as required by GAAP;
     3. Restrictions on Transfer of Shareholder Shares.
     (a) Transfer of Shareholder Shares. No holder of Shareholder Shares may sell, transfer, assign, pledge, encumber or otherwise directly or indirectly dispose of (a “Transfer”) any Shareholder Shares or any interest in any Shareholder Shares, including to the Company or any of its Subsidiaries, other than Permitted Transfers, prior to the fifth anniversary of the date hereof and, following such date, may Transfer Shareholder Shares or an interest in Shareholder Shares only pursuant to and in accordance with paragraphs 3(b), 3(c), 3(d), 5 or 9 below.
     (b) Right of First Offer. Prior to making any Transfer, other than as permitted under paragraph 3(d) below, a holder of Shareholder Shares wishing to transfer such Shareholder

Shares (the “Selling Shareholder”) shall deliver written notice in accordance with paragraph 21 (the “Transfer Notice”) to each Investor Shareholder and the Company. The Transfer Notice shall disclose in reasonable detail the number of Shareholder Shares to be transferred, the cash purchase price (the “Offer Price”) at which the Selling Shareholder proposes to sell such number of Shareholder Shares, and the terms and conditions of the proposed Transfer. The Transfer Notice shall constitute a binding offer to sell the subject Shareholder Shares to the Investor Shareholders (other than the Selling Shareholder) and, if and to the extent that any such Shareholder Shares are not purchased by such Selling Shareholders, to the Company, in each case on the terms and conditions set forth in the Transfer Notice and in accordance with this paragraph 3(b). The Investor Shareholders may elect to purchase, pro-rata based on the number of Shareholder Shares held by each, all or any portion of the Shareholder Shares to be transferred upon the same economic terms and conditions as those set forth in the Transfer Notice by delivering a written notice of such election to the Selling Shareholder and the Company within 10 business days after the Transfer Notice has been delivered pursuant to this paragraph 3(b), provided that all elections by Carlyle’s Affiliates shall be made by Carlyle on behalf of its Affiliates. If the Investor Shareholders have not elected to purchase all of the Shareholder Shares to be transferred, the Company may elect to purchase all, but not less than all, of the remaining Shareholder Shares to be transferred upon the same economic terms and conditions as those set forth in the Transfer Notice by delivering written notice in accordance with paragraph 21 of such election to the Selling Shareholder within 15 business days after the Transfer Notice has been delivered pursuant to this paragraph 3(b) (such date, the “Authorization Date”). If the Investor Shareholders and the Company do not elect to purchase all of the Shareholder Shares specified in the Transfer Notice, the Selling Shareholder may Transfer the remaining Shareholder Shares specified in the Transfer Notice at a cash price no less than the Offer Price and on terms no more favorable to the Proposed Purchaser than those specified in the Transfer Notice during the 60 day period immediately following the Authorization Date. If the Investor Shareholders or the Company have elected to purchase Shareholder Shares pursuant to this paragraph 3(b), the Transfer of such shares shall be consummated as soon as practicable after the delivery of the election notice(s) to the Selling Shareholder, but in any event within 30 days after the Authorization Date.
     (c) Participation Rights.
          (i) At least 30 days prior to any Transfer of shares of Company Stock by any of Apollo or any of its Affiliates (the “Transferring Apollo Shareholder”) for value (other than pursuant to a Permitted Transfer or an Approved Sale as to which Carlyle has an independent right to approve under paragraph 5(a) as a consequence of Carlyle and its Affiliates owning, in the aggregate, either (i) seven and one-half percent (7.5%) (or more) of issued and outstanding Shareholders Shares or (ii) shares of the Company Stock with a Fair Market Value of seventy-five million dollars ($75,000,000) (or more)), the Transferring Apollo Shareholder will deliver written notice in accordance with paragraph 21 (the “Sale Notice”) to the Company, the other Investor Shareholders (including Carlyle and its Affiliates) and the Other Shareholders, specifying in reasonable detail the identity of the Proposed Purchaser and the terms and conditions of the Transfer. Notwithstanding any of the restrictions contained in this paragraph 3, any or all of the other Investor Shareholders (including Carlyle and its Affiliates) and Other Shareholders may

elect to participate in the contemplated Transfer by delivering written notice in accordance with paragraph 21 (a “Tag-Along Notice”) to the Transferring Apollo Shareholder within 15 business days after the date that such Sale Notice is deemed given pursuant to paragraph 21, provided that all Tag-Along Notices of Carlyle’s Affiliates shall be delivered by Carlyle on behalf of its Affiliates. If no Tag-Along Notice is received by the Transferring Apollo Shareholder within such 15 business day period, the other Investor Shareholders and the Other Shareholders shall not have the right to participate in the Transfer, and the Transferring Apollo Shareholder shall have the right, during the succeeding three-month period, to transfer to the Proposed Purchaser up to the number of shares of Common Stock stated in the Sale Notice, on terms and conditions no more favorable to the Transferring Apollo Shareholder than those stated in the Sale Notice. If any of the other Investor Shareholders or Other Shareholders have elected to participate in such Transfer (such Shareholders, “Participating Shareholders”), each of the Transferring Apollo Shareholder and each Participating Shareholder will be entitled to sell in the contemplated Transfer, at the same price and on the same terms, up to a number of shares of Common Stock which is determined by multiplying (i) the number of shares of Common Stock owned by such Participating Shareholder on the date that the Tag-Along Notice is furnished by (ii) a fraction, the numerator of which is the number of shares of Common Stock which the Proposed Purchaser desires to purchase and the denominator of which is the sum of (x) the number of shares of Common Stock which are owned by the Transferring Apollo Shareholder and (y) the aggregate number of shares of Common Stock owned by all of the Participating Shareholders on the date that the Tag-Along Notice is furnished.
          (ii) The Transferring Apollo Shareholder will use reasonable efforts to obtain the agreement of the Proposed Purchaser to the participation of the Participating Shareholders in any contemplated Transfer, and the Transferring Apollo Shareholder will not transfer any of its Common Stock to the Proposed Purchaser unless (A) simultaneously with such Transfer, the Proposed Purchaser purchases from the Participating Shareholders the number of shares of Common Stock which such Participating Shareholders are entitled to sell to the Proposed Purchaser under paragraph 3(c)(i) or (B) simultaneously with such Transfer, the Transferring Apollo Shareholder purchases (at the same price and on the same terms and conditions on which such shares were sold to the Proposed Purchaser) the number of shares of Common Stock from the Participating Shareholders which the Participating Shareholders are entitled to sell to the Proposed Purchaser under paragraph 3(c)(i).
          (iii) The Transferring Apollo Shareholder and the Participating Shareholders will bear their pro-rata share (based upon the number of shares of Common Stock sold by such Person in relation to the number of shares of Common Stock sold by all Persons in such Transfer) of the out-of-pocket costs of any Transfer pursuant to this paragraph 3(c) which are borne by the Transferring Apollo Shareholder to the extent such costs are incurred for the benefit of all Persons participating in the Transfer and are not otherwise paid by the Company or the acquiring party. Costs incurred by the Participating Shareholders participating in the Transfer on their own behalf will not be considered costs of the Transfer hereunder.
          (iv) No Participating Shareholder participating in a sale of shares of the Common Stock pursuant to this paragraph 3(a) shall be required to provide any indemnification other than on a several basis with such Participating Shareholder’s indemnification obligation to the Proposed Purchaser (or Transferring Apollo Shareholder in the event that it purchases shares of the Common Stock pursuant to paragraph 3(c)(ii)) limited to the pro rata share of the aggregate purchase price received by all Shareholders that such Participating Shareholder receives at the closing of the Transfer. Notwithstanding the foregoing, if a Participating Shareholder electing to participate does not agree to execute and deliver or does not execute and deliver any documentation required by this paragraph 3(c)(iv) within ten (10) days after receipt thereof in connection with the Transfer, such Participating Shareholder shall be deemed to have withdrawn its request to participate and shall not be entitled to participate in the proposed Transfer.
     (d) Permitted Transfers. The restrictions contained in paragraph 3 will not apply to (i) a Public Sale, (ii) an Approved Sale, (iii) a Transfer of Shareholder Shares by any Shareholder to a trust solely for the benefit of such Shareholder and such Shareholder’s spouse and/or descendants (or a re-Transfer of such Shareholder Shares by such trust back to such Shareholder upon the revocation of any such trust) or pursuant to the laws of descent and distribution, (iv) a Transfer by any Shareholder to an Affiliate of such Shareholder (and subsequent Transfers by such Affiliates to other Affiliates of such Shareholder), so long as such Transfer does not cause the Company to be subject to the reporting requirements of the Exchange Act pursuant to Section 12(g) thereof; provided that the restrictions contained in this Agreement will continue to apply to the Shareholder Shares after any Transfer pursuant to clauses (iii) or (iv) above and the transferees of such Shareholder Shares pursuant to such clauses shall agree in writing to be bound by the provisions of this Agreement. Upon the Transfer of Shareholder Shares pursuant to clauses (iii) or (iv) of this subparagraph 3(d), the transferor will deliver a written notice to the Company and the Investor Shareholders, which notice will disclose in reasonable detail the identity of such transferee.
     (e) Termination of Restrictions. The rights and restrictions set forth in this paragraph 3 will continue with respect to each Shareholder Share until the first to occur of (i): date on which such Shareholder Share has been transferred in a Public Sale; (ii) the consummation of an Approved Sale; (iii) a closing described in paragraph 9(c) or (iv) the eighth anniversary of the date of this Agreement.
     4. Preemptive Rights.
     (a) If the Company or any of its Subsidiaries proposes to issue and sell any of its equity securities or any securities containing options or rights to acquire any equity securities or any securities convertible into equity securities for value, the Company will offer in a written notice furnished in accordance with paragraph 21 to sell to each Investor Shareholder a portion of the number or amount of such securities proposed to be sold in any such transaction or series of related transactions equal to the product of the percentage each such Investor Shareholder holds of all Common Stock then held by all of the Shareholders by the number of securities proposed to be issued and sold by the Company in any such transaction or series of related transactions, all for the same price and upon the same economic terms and otherwise on the same terms and conditions as the securities that are being offered in such transaction or series of transactions. If any Investor Shareholder having preemptive rights under this paragraph 4 fails to accept such offer in whole or in part within the period provided below in paragraph 4(c), the Company shall offer in a written notice furnished in accordance with paragraph 21 the securities that were not so accepted to all Investor Shareholders who elected to accept such offer in whole or in part, in the same proportion as the respective Common Stock held by such electing Investor Shareholder bears to the aggregate Common Stock held by all Investor Shareholders who elected to accept such initial offer in whole or in part. Each electing Investor Shareholder shall have an additional period of ten days from and after the date of the Company’s re-offer within which to accept such re-offer in whole or in part. If an Investor Shareholder elects to accept such offer in whole or in part, such Investor Shareholder shall so accept by written notice to the Company given within such 10-day period, provided that all acceptances by Carlyle’s Affiliates shall be made by Carlyle on behalf of its Affiliates. No further offer to the Investor Shareholders under this paragraph 4 is then required with respect to the same offering of securities, except as otherwise required in paragraph 4(c).
     (b) Notwithstanding the foregoing, the provisions of this paragraph 4 shall not be applicable to the issuance of equity securities (i) pursuant to the Joint Venture Agreement, (ii) upon the exercise of warrants or options or upon the conversion of shares of one class of capital stock into shares of another class in accordance with the provisions of the Company’s Certificate of Incorporation, or (iii) as a stock dividend or any stock split or other subdivision or combination of the outstanding equity securities; provided, however, the provisions of this paragraph 4 shall terminate upon completion of a Public Offering.
     (c) The Company will cause to be given to the Investor Shareholders a written notice delivered in accordance with paragraph 21 setting forth in reasonable detail the terms and conditions upon which they may purchase such shares or other securities, including, without limitation, the number of shares or other securities offered by the Company, the price at which such shares or other securities are being offered and the date on which the sale is to be completed (the “Preemptive Notice”). After receiving a Preemptive Notice, if any of the Investor Shareholders wishes to exercise the preemptive rights granted by this paragraph 4 it must give notice to the Company in writing, within 15 business days after the date that such Preemptive Notice is deemed given pursuant to paragraph 21 (subject to extension in the event of a re-offer described in paragraph 3(a) above), stating the quantity of the shares or other securities offered pursuant to this paragraph 4 it agrees to purchase on the terms and conditions set forth in the Preemptive Notice (the “Preemptive Reply”), provided that all Preemptive Replies by Carlyle’s Affiliates shall be made by Carlyle on behalf of its Affiliates. The closing for the sale of the shares or other securities subject to the Preemptive Notice shall occur no earlier than 5 business days after the Preemptive Reply. If the Investor Shareholders fail to make a Preemptive Reply in accordance with this paragraph 4 within the 15-business day period specified in this paragraph 4(c) (subject to extension in the event of a re-offer described in paragraph 3(a) above), shares or other securities offered to it in accordance with this paragraph 4 may thereafter, for a period not exceeding 120 days following the expiration of such 15-business day period, be issued, sold or subjected to rights or options to any purchaser at a price not less than the price at which they were offered to such Investor Shareholders and on other terms and conditions no more favorable to the purchasers thereof than those offered to the Investor Shareholders. Any such shares or other securities not so issued, sold or subjected to rights or options to any purchaser during such

120-day period will thereafter again be subject to the preemptive rights provided for in this paragraph 4.
     5. Sale of the Company.
     (a) If Shareholders holding a majority of the outstanding Common Stock and Carlyle approve (and, in the case of any sale or other fundamental change which requires the approval of the board of directors of a Delaware corporation pursuant to the Delaware General Corporation Law, the Board shall have approved such sale or other fundamental change) a sale of all or substantially all of the Company’s assets determined on a consolidated basis or a sale of a majority of the Company’s outstanding capital stock (whether by merger, recapitalization, consolidation, reorganization, combination or otherwise) to any Independent Third Party or group of Independent Third Parties (collectively an “Approved Sale”), the Company shall deliver written notice to the Shareholders setting forth in reasonable detail the terms and conditions of the Approved Sale (including, to the extent then determined, the consideration to be paid with respect to each class of the Company’s capital stock), provided however that on any date that Carlyle and its Affiliates do not own, in the aggregate, either (i) seven and one-half percent (7.5%) (or more) of the issued and outstanding Shareholder Shares or (ii) shares of the Company Stock with a Fair Market Value of seventy-five million dollars ($75,000,000) (or more), Carlyle shall not have an independent right to approve an Approved Sale. Each holder of Shareholder Shares will consent to and raise no objections against such Approved Sale. If the Approved Sale is structured as (i) a merger or consolidation, each holder of Shareholder Shares will waive any dissenter’s rights, appraisal rights or similar rights in connection with such merger or consolidation or (ii) sale of stock (including by recapitalization, consolidation, reorganization, combination or otherwise), each holder of Shareholder Shares will agree to sell all of its Shareholder Shares and rights to acquire Shareholder Shares on the terms and conditions approved by the Board and such Shareholders. Each holder of Shareholder Shares shall be obligated to join, severally and not jointly, on a pro rata basis (based on the number of shares of the applicable class or series of Company Stock to be sold, and, in the case of an asset sale, based upon the number of shares of Company Stock (and the relative liquidation preferences of each class of Company Stock) owned beneficially on a Fully Diluted Basis) in any indemnification or other obligations that the sellers of Shareholder Shares are required to provide in connection with the Approved Sale (other than any such obligations that relate solely to a particular Shareholder, such as indemnification with respect to representations and warranties given by a Shareholder regarding such Shareholder’s title to and ownership of Shareholder Shares being sold, in respect of which only such Shareholder shall be liable); provided, that no holder shall be obligated in connection with such indemnification or other obligations with respect to any amount in excess of the consideration received by such holder in connection with such transfer. Each holder of Shareholder Shares will take all required actions in connection with the consummation of the Approved Sale as reasonably requested. Notwithstanding the provisions of this paragraph 5, neither Carlyle nor its Affiliates shall have any obligation under this paragraph 5 to the extent that Carlyle has an independent right to approve an Approved Sale under this paragraph 5 and Carlyle has not approved such Approved Sale. Notwithstanding the provisions of this paragraph 5, neither Carlyle nor its Affiliates shall be required to provide any indemnification other than on a several basis with the indemnification obligation of Carlyle and its Affiliates limited to the pro rata share of the aggregate purchase price received by all Shareholders at the closing of the Approved Sale.
     (b) The obligations of the holders of Company Stock with respect to an Approved Sale are subject to the satisfaction of the following conditions in addition to the conditions described in paragraph 5(a): (i) upon the consummation of the Approved Sale, each holder of Company Stock will receive the same form of consideration and the same portion of the aggregate consideration that such holders of Company Stock would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Company’s Certificate of Incorporation as in effect immediately prior to such Approved Sale; (ii)  if any holders of a class of Company Stock are given an option as to the form and amount of consideration to be received, each holder of such class of Company Stock will be given the same option; and (iii) each holder of then currently exercisable rights to acquire shares of a class of Company Stock will be given an opportunity to (A) exercise such rights prior to the consummation of the Approved Sale and participate in such sale as holders of such class of Company Stock or (B) make a direct transfer of such rights.
     (c) If the Company or the holders of the Company’s securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities and Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the holders of Shareholder Shares that do not qualify as “accredited investors” (as such term is defined in Rule 501 (or any similar rule then in effect) promulgated by the Securities And Exchange Commission) will, at the request of the Company, appoint a “purchaser representative” (as such term is defined in Rule 501 promulgated by the Securities and Exchange Commission) reasonably acceptable to the Company. If any holder of Shareholder Shares appoints a purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative, but if any holder of Shareholder Shares declines to appoint the purchaser representative designated by the Company, such holder will appoint another purchaser representative, and such holder will be responsible for the fees of the purchaser representative so appointed.
     (d) Each holder of Shareholder Shares will bear its pro-rata share (based upon the number of shares sold by such holder of Company Stock in relation to the number of shares sold by all holders in such Approved Sale of Company Stock) of the out-of-pocket costs of any sale of Shareholder Shares pursuant to an Approved Sale which are borne by either Investor Shareholder to the extent such costs are incurred for the benefit of all holders of Shareholder Shares and are not otherwise paid by the Company or the acquiring party. Costs incurred by holders of Shareholder Shares on their own behalf will not be considered costs of the transaction hereunder.
     (e) In connection with an Approved Sale, each holder of Shareholder Shares (other than Carlyle and its Affiliates) hereby appoints Apollo as its true and lawful proxy and attorney-in-fact, with full power of substitution, to transfer such Shareholder Shares pursuant to the terms of such Approved Sale and to execute any purchase agreement or other documentation required to consummate such Approved Sale to the extent consistent with paragraph 5(a). Each Shareholder agrees to execute and deliver any other documentation reasonably required to consummate the Approved Sale to the extent consistent with paragraph 5(a). The powers granted in this clause (e) shall be deemed to be coupled with an interest, shall be irrevocable and shall survive death, incompetency or dissolution of any such holder of Shareholder Shares.
     (f) The provisions of this paragraph 5 will terminate upon the earlier to occur of (i) the consummation of an Approved Sale and (ii) completion of a Public Offering.
     6. Employee Phantom Stock Plan.
     The parties agree that phantom stock or similar bonuses will be offered to the management, consultants and key employees of the Company pursuant to a bonus plan or similar arrangement on terms and conditions satisfactory to the Board which will contemplate aggregate payments representing a value of between ten and fifteen percent (15%) of the Company’s Common Stock on a Fully Diluted Basis (after giving effect to the transactions contemplated by the Joint Venture Agreement).
     7. Public Offering; Apollo Call.
     (a) At any time after the fourth anniversary of the date of this Agreement (or as earlier agreed by Carlyle and Apollo), each of Carlyle and Apollo may notify the other of its intent to explore a public listing of the Common Stock. Following receipt of any such notice, the Company will solicit proposals from one or more nationally recognized investment banks as to the feasibility, expected valuation, structure and terms of the proposed listing of the Common Stock. If, after receiving such proposals, either of Apollo or Carlyle determines in good faith that a public listing of the Company is inadvisable for legitimate business reasons, Apollo or Carlyle may elect to defer the listing process by a period of one (1) year. After the deferral period, if applicable, Carlyle and Apollo shall thereafter again solicit proposals from one or more nationally recognized investment banks as to the feasibility, expected valuation, structure and terms of the proposed public listing of the Common Stock. If either of Apollo or Carlyle determines that the proposed public listing of the Common Stock is then feasible, the parties shall, within sixty (60) days thereafter, pursue in good faith the preparation of an S-1 (or F-1) registration statement (“Registration Statement”) with the Securities and Exchange Commission. If neither Apollo nor Carlyle determines that the proposed public listing is feasible within the time period specified in the preceding sentence, the deferral described in this paragraph 7(a) shall be repeated. Notwithstanding the provisions of this paragraph 7(a), on any date that Carlyle and its Affiliates do not own, in the aggregate, either (i) ten percent (10%) (or more) of the Shareholder Shares or (ii) shares of the Company Stock with a Fair Market Value of one hundred million dollars ($100,000,000), Carlyle shall not have any rights under this paragraph 7(a).
     (b) At any time prior to the effective date of the Registration Statement, Apollo shall have an option to purchase the Company Stock held by Carlyle and its Affiliates at a price per share equal to the midpoint of the filing range as set forth in the Company’s Registration Statement. If Apollo elects to purchase Carlyle’s and its Affiliates’ Shares pursuant to this paragraph 7(b), the transfer of such shares shall be consummated as soon as practicable after the delivery of the notice(s) to Carlyle, but in any event within 30 days thereafter. Carlyle agrees to execute and deliver any other documentation reasonably required to consummate the transfer pursuant to this paragraph 7; provided that neither Carlyle nor its Affiliates shall be required to provide any representations and warranties (other than those relating to their respective existence, capacity, authorization, execution and delivery and unencumbered title to securities).
     8. Scope of Investments.
     (a) The Company will make investments exclusively in educational services businesses with the following characteristics (the “Investment Scope”):
          (i) principal operations and facilities outside of the United States (to include Latin America, Asia and Europe);
          (ii) provide post-secondary education (both degree and certificate programs), secondary and high school-level education, corporate or vocational training, or services related such educational and training programs, including distance learning services;
          (iii) attractive organic growth characteristics with target growth rates higher than experienced in the United States where possible;
          (iv) ability to generate strong positive cash flows and sustain a reasonable amount of financial leverage, including debt; and
          (v) businesses in which the Company can initially acquire a controlling interest or that have a path to acquiring a controlling interest.
     (b) Neither Carlyle nor Apollo may make any investment exceeding $ 20,000,000 in any Person whose primary line of business is within the Investment Scope except in accordance with this paragraph 8. Prior to making any such investment, the Investor Shareholder (the “Proposed Investor”), shall deliver written notice in accordance with paragraph 21 (the “Investor Notice”) to the Company and the other Investor Shareholders disclosing in reasonable detail the terms of the prospective investment. The Proposed Investor shall not consummate any such investment until 60 days after the Investor Notice is deemed given to the Company and the other Investor Shareholders pursuant to paragraph 21 (the “Investor Notice Period”). Subject to the provisions of paragraph 2(b)(2)(v), the Company may elect to make such investment upon the same economic terms and conditions as those set forth in the Investor Notice by delivering written notice of such election to the Proposed Investor and the other Investor Shareholder within the Investor Notice Period. If the Company does not for any reason elect to make the investment described in the Investor Notice, then for a period of thirty (30) days after the expiration of the Investor Notice Period, Carlyle may, in its sole discretion, elect by written notice delivered to the Proposed Investor pursuant to paragraph 21 either to (x) make (together with its Affiliates) the investment at a price and on the terms thus described in the

Investor Notice or (y) co-invest (together with its Affiliates) in the investment described in the Investor Notice with the Proposed Investor on the basis of 80.1% of the aggregate investment being made by Apollo and its Affiliates and 19.9% of the aggregate investment being made by Carlyle and its Affiliates, in each case at a price and on terms described in the Investor Notice. The parties to each transaction described in clauses (x) and (y) of the preceding sentence shall use commercially reasonable efforts to complete such transaction within ninety (90) days after the expiration of the Investor Notice Period. If the Company elects to make the investment described in the Investor Notice but Carlyle does not approve the investment pursuant to paragraph 2(b)(2)(v), the Proposed Investor may make the investment at a price and on terms no more favorable to the Proposed Investor than those specified in the Investor Notice during the ninety (90) day period following the Investor Notice Period.
     (c) Carlyle will use its reasonable best efforts to cause its Affiliates to refer equity investment opportunities within the Investment Scope that are sourced by its Affiliates to the Company, and will use its reasonable best efforts to cause its Affiliates to allow the Company to co-invest alongside the applicable Carlyle Affiliate in any such transaction. Notwithstanding the preceding sentence, Carlyle shall not have any obligation to use its reasonable best efforts under this paragraph 8 to the extent that the use of such efforts is inconsistent with a fiduciary or other obligation of Carlyle or any of its Affiliates.
     (d) The provisions of this paragraph 8 will terminate upon the earlier to occur of (i) the consummation of an Approved Sale, and (ii) completion of a Public Offering, provided that the provisions of paragraph 8(c) will terminate upon the earlier to occur of (i) the consummation of an Approved Sale, (ii) the completion of a Public Offering or (iii) the first date that Carlyle no longer owns any shares of the Company Stock.
     9. Buy/Sell Agreement.
     (a) Each Shareholder shall have the right, after the fifth anniversary of the date of this Agreement to provide a written notice in accordance with paragraph 21 (an “Offer”) to the other Investor Shareholder (the “Offeree Shareholder”), to offer to sell all, but not less than all, of the interest of the Selling Shareholder and its Affiliates in the Company to the Offeree Shareholder at a per share purchase price and upon the other terms and conditions specified in the Offer. Notwithstanding the immediately preceding sentence, no Shareholder may provide an Offer at any time during the period which commences on the date that a Transfer Notice has been provided pursuant to paragraph 3(b) and ends sixty-one (61) days after the Authorization Date described in paragraph 3(b).
     (b) The Offeree Shareholder must elect by written notice (the “Notice of Election”) to the Selling Shareholder within thirty (30) days after receipt of the Offer, either:
     (i) to sell the Offeree Shareholder’s entire interest in the Company to the Selling Shareholder at the per share purchase price and on the other terms and conditions specified in the Offer, or

     (ii) to purchase the entire interest of the Selling Shareholder and its Affiliates in the Company at a purchase price equal to the price set forth in the Offer and on the other terms and conditions specified in the Offer.
During such sixty (60) day period, subject to the terms of the Mutual Nondisclosure Agreement between Carlyle Investment Management, L.L.C. and Apollo dated August 2, 2007 (the “Confidentiality Agreement”), each of the Offeree Shareholder and the Selling Shareholder may perform a confirmatory due diligence evaluation of the Company and its Subsidiaries, and the Company shall, and shall cause its Subsidiaries to, afford to the Offeree Shareholder’s and the Selling Shareholder’s respective officers, directors, employees, accountants, counsel, consultants, advisors and agents reasonable access to and the right to inspect, during normal business hours and with reasonable advance notice, all of the real property, properties, assets, records, contracts and other documents related to the Company and its Subsidiaries, and shall permit them to consult, during normal business hours and with reasonable advance notice, with the officers, employees, accountants, counsel and agents of the Company and its Subsidiaries for the purpose of making such investigation of the Company and its Subsidiaries as the Offeree Shareholder and the Selling Shareholder shall desire to make. The parties agree that Carlyle shall act in all respects under this paragraph 9(b) on behalf of all of its Affiliates including without limitation providing Notices of Election.
     (c) If the Offeree Shareholder elects clause (i) of paragraph 9(b), the Investor Shareholders shall, within ninety (90) days after receipt of the Notice of Election, execute such documents and instruments reasonably required by the Selling Shareholder to sell and transfer the Offeree Shareholder’s interest in the Company to the Selling Shareholder at the purchase price and on the other terms and conditions specified in the Offer, which purchase price shall be payable in immediately available funds, and the closing of such sale shall take place at the principal office of the Company as soon as practicable, but in any event within one hundred twenty (120) days after receipt of the Offer. At such closing, the Offeree Shareholder shall sell and transfer its entire interest in the Company, and shall cause its Affiliates to sell and transfer their entitle interest in the Company, to the Selling Shareholder free and clear of pledges, liens, security interests and other encumbrances other than pledges arising out of Company financing.
     (d) If the Offeree Shareholder elects clause (ii) of paragraph 9(b), the Selling Shareholder will sell its entire interest in the Company, and will cause its Affiliates to sell their entire interest in the Company, to the Offeree Shareholder at the purchase price and on the other terms and conditions specified in the Offer, and the Selling Shareholders shall, within ninety (90) days after receipt of the Notice of Election, execute such documents and instruments reasonably required by the Offeree Shareholder to sell and transfer the Selling Shareholder’s interest in the Company to the Offeree Shareholder at the purchase price and on the other terms and conditions specified in the Offer, which purchase price shall be payable in immediately available funds, and the closing of such sale shall take place at the office of the Company as soon as practicable, but in any event within one hundred twenty (120) days after receipt of the Offer. At such closing, the Selling Shareholder shall sell and transfer its entire interest in the Company to the Offeree Shareholder free and clear of pledges, liens, security interests and other encumbrances other than pledges arising out of Company financing.

     10. Representations and Warranties.
     (a) The Company represents and warrants to the Shareholders as follows:
          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Delaware with corporate power and authority to own, lease and operate its properties, to conduct its business as currently conducted and as proposed to be conducted and to enter into and perform its obligations under this Agreement.
          (ii) The Company has taken all actions necessary to authorize it (x) to execute, deliver and perform all of its obligations under this Agreement and (y) to consummate the transactions contemplated hereby.
          (iii) This Agreement is a legally valid and binding obligation of the Company, enforceable against it in accordance with its terms, except for (a) the effect thereon of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally and (b) limitations imposed by equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions thereof and upon the availability of injunctive relief or other equitable remedies.
          (iv) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by the Company with any of the provisions hereof will (x) violate or conflict with any provisions of the Certificate of Incorporation or Bylaws of the Company, or any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company, or (y) violate, or conflict with, or result in a breach in any provision of, or constitute a default (or any event that, with or without due notice or lapse of time, or both, would constitute such a default) under, or result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of the Company under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation of which the Company is a party or by which it or any of its assets are bound.
          (v) No permit, application, notice, transfer, consent, approval, order, qualification, waiver from, or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or third party is necessary in connection with the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby.
     (b) Each Shareholder represents and warrants to each other Shareholder and to the Company as follows:

          (i) It is a corporation, limited partnership, limited liability company or other entity duly organized and validly existing under the laws of its respective state of organization;
          (ii) It has taken all actions necessary to authorize it (x) to execute, deliver and perform all of its obligations under this Agreement and (y) to consummate the transactions contemplated hereby.
          (iii) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by the Shareholder with any of the provisions hereof will (i) violate or conflict with the organic organizational documents of the Shareholder, or any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Shareholder, or (ii) violate, or conflict with, or result in a breach in any provision of, or constitute a default (or any event that, with or without due notice or lapse of time, or both, would constitute such a default) under, or result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of the Shareholder under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation of which the Shareholder is a party or by which it or any of its assets are bound.
          (iv) No permit, application, notice, transfer, consent, approval, order, qualification, waiver from, or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or third party is necessary on the part of the Shareholder in connection with the execution and delivery by the Shareholder of this Agreement or the consummation by the Shareholder of the transactions contemplated hereby.
     11. Legend. Each certificate evidencing Shareholder Shares and each certificate issued in exchange for or upon the Transfer of any Shareholder Shares (if such shares remain Shareholder Shares as defined herein after such Transfer) will be stamped or otherwise imprinted with a legend in substantially the following form:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS PURSUANT TO A SHAREHOLDERS AGREEMENT DATED AS OF OCTOBER 22, 2007, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”) AND CERTAIN OF THE COMPANY’S SHAREHOLDERS. A COPY OF SUCH SHAREHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”
The Company will imprint such legend on certificates evidencing Shareholder Shares. The legend set forth above will be removed from the certificates evidencing any shares which cease to be Shareholder Shares in accordance with the definition of such terms as set forth in paragraph 13 hereof.
          12. Transfer. Prior to Transferring any Shareholder Shares (other than in a Public Sale or in an Approved Sale) to any Person, the transferring Shareholder will cause the prospective transferee to execute and deliver to the Company and the other Shareholders a Joinder Agreement. The provisions of this paragraph 12 shall terminate upon the occurrence of (i) the consummation of an Approved Sale and (ii) a Public Offering.
          13. Definitions.
     “Affiliate” of a Shareholder means any other Person, entity or investment or co-investment fund directly or indirectly controlling, controlled by or under common control with the Shareholder and, in the case of a Shareholder which is an entity, any shareholder, member, partner or other equity holder of such Shareholder, which, in each case, beneficially owns at least 10% of the outstanding voting interests of the Shareholder. Each fund managed by a Carlyle or an Affiliate of Carlyle shall be an Affiliate of Carlyle for purposes of this Agreement, and no portfolio company of Carlyle or its Affiliates shall be considered an Affiliate of Carlyle or such Affiliate for purposes of this Agreement.
          “Certificate of Incorporation” means the Company’s certificate of incorporation in effect at the time as of which any determination is being made.
          “Common Stock” means the Company’s Common Stock, par value $.001 per share.
          “Company Indebtedness” means all indebtedness of the Company (including without limitation, any loans, advances, letters of credit, bank overdrafts, capital lease obligations and all other indebtedness of any kind including interest, principal and fees).
          “Company Stock” means the Common Stock and any other class or series of shares of capital stock hereafter created by the Company.
          “Fair Market Value” has the meaning ascribed to that term in the Joint Venture Agreement.
          “Fully Diluted Basis” means, without duplication, all shares of the applicable class of Company Stock issued or issuable directly or indirectly upon the exercise or exchange of all outstanding options, warrants or similar rights, excluding outstanding options or warrants that are Out of the Money or not then exercisable, and all shares of such class of Company Stock issuable upon the conversion of any securities convertible into such class of Company Stock.
          “Independent Third Party” means any Person who (together with its Affiliates), immediately prior to the contemplated transaction, (i) does not own, directly or indirectly, in excess of 5% of any class of the Company Stock on a Fully-Diluted Basis (a “5% Owner”), (ii) is not controlling, controlled by or under common control with any such 5% Owner, (iii) is not the spouse or descendant (by birth or adoption), parent or dependent of any such 5% Owner, (iv) is not a trust for the benefit of such 5% Owner and/or any Person referenced in clause (ii) or (iii), and (v) is not a group consisting of any of the foregoing.
     “Joinder Agreement” means a joinder agreement in substantially the form of Exhibit A hereto pursuant to which transferees of shares of Company Stock which are permitted under this Agreement become parties to this Agreement.
     “Out of the Money” means, in the case of an option or warrant, that the fair market value per share of the shares of Company Stock which the holder thereof is entitled to purchase or subscribe for is less than the exercise price per share of such option or warrant.
     “Person” means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, a limited liability company, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.
     “Public Offering” means an initial public offering by the Company of its capital stock to the public effected pursuant to an effective registration statement under the Securities Act, or any comparable statement under any similar United States federal statute then in effect.
     “Public Sale” means any sale of Shareholder Shares to the public pursuant to an offering registered under the Securities Act, to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act or pursuant to the provisions of Rule 144(k) adopted under the Securities Act.
     “Securities Act” means the Securities Act of 1933, as amended from time to time.
     “Securities and Exchange Commission” includes any governmental body or agency succeeding to the functions thereof.
     “Shareholder Shares” means any Company Stock owned directly or indirectly by the Shareholders. As to any particular shares constituting Shareholder Shares, such shares will cease to be Shareholder Shares (A) upon the occurrence of a Public Offering, (B) upon the termination of this Agreement, or (C) when they have been (i) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, or (ii) sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or by similar provision then in force) under the Securities Act.
     “Subsidiary” means with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership, membership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons shall be allocated a majority of such partnership, limited liability company, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, limited liability company, association or business entity.
     “Valuation Firm” has the meaning ascribed to that term in the Joint Venture Agreement.
     14. Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Shareholder Shares in violation of any provision of this Agreement will be void, and the Company will not record such Transfer on its books or treat any purported transferee of such Shareholder Shares as the owner of such shares for any purpose.
     15. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement (including the schedules hereto) will be effective against the Company or the Shareholders unless such modification, amendment or waiver is approved in writing by each of the Company, Carlyle and the holders of at least a majority of the then outstanding Shareholder Shares; provided that if such amendment or waiver would adversely affect a holder or group of holders of Shareholder Shares in a manner different than any other holders of Shareholder Shares, then such amendment or waiver will require the consent of such holder or a majority of the Shareholder Shares held by such group of holders adversely affected. The Company will give prompt written notice to the Shareholders of any amendments, modifications, or waivers of the provisions of this Agreement. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.
     16. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
     17. Entire Agreement. Except as otherwise expressly set forth herein, this Agreement, the Joint Venture Agreement, the Confidentiality Agreement and that certain Registration Rights Agreement dated as of the date hereof between the Company and certain of its shareholders embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                    18. Successors and Assigns. Except as otherwise provided herein, this Agreement will bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Shareholders and any subsequent holders of Shareholder Shares and the respective successors and assigns of each of them, so long as they hold Shareholder Shares.
                    19. Counterparts. This Agreement may be executed in separate counterparts each of which will be an original and all of which taken together will constitute one and the same agreement.
                    20. Remedies. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and each Shareholder will have the right to injunctive relief, in addition to all of its rights and remedies at law or in equity, to enforce the provisions of this Agreement. Nothing contained in this Agreement will be construed to confer upon any Person who is not a signatory hereto or any successor or permitted assign of a signatory hereto any rights or benefits, as a third party beneficiary or otherwise, except that each member of the Board and each Board Observer will be a third party beneficiary of respect to the indemnification described in paragraph 1(c).
                    21. Notices. Any notice provided for in this Agreement will be in writing and will be either (i) personally delivered, (ii) delivered by certified mail, return receipt requested, (iii) sent by nationally recognized overnight courier service (charges prepaid) or (iv) faxed with a copy following by any method described in the foregoing clauses (i) to (iii), to the address set forth below or at any address listed in the Company’s records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, five days after deposit in the U.S. mail and one day after deposit with a nationally recognized overnight courier service.
If to the Company:
Apollo Global, Inc.
c/o Apollo Group, Inc.
4615 East Elwood Street
Phoenix, AZ 85040
Attn: Chief Financial Officer
Facsimile: (602) 383-5159
If to Apollo or its Affiliates:
The Apollo Group, Inc.
4615 East Elwood Street
Phoenix, AZ 85040
Attn: Chief Financial Officer
Facsimile: (602) 383-5159

With a required copy to:
Morgan, Lewis & Bockius LLP
One Market Street
San Francisco, CA 94105
Attn: William A. Myers, Esq.
Facsimile: (415) 442-1001
If to Carlyle or its Affiliates:
Carlyle Venture Partners III, L.P.
1001 Pennsylvania Avenue, N.W.
Suite 220 South
Washington, DC 20004-2505
Attention: Brooke B. Coburn and Charles C. Moore
Facsimile: (202) 347-1818
With a required copy to:
Dickstein Shapiro LLP
1825 Eye Street, NW
Washington, DC 20006-5403
Attn: Neil Lefkowitz
Facsimile: (202) 420-2201
If to any of the Other Shareholders:
At the address listed on Schedule I.
                    22. Governing Law. This Agreement shall be construed according to and governed by the laws of the State of Delaware, without reference to conflicts of laws principles.
                    23. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.
[Remainder of this page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have executed this Shareholders Agreement on the day and year first above written.

COMPANY: APOLLO GLOBAL, INC.
By:	/s/ Jeff Langenbach
	Name:	Jeff Langenbach
	Title:	President

INVESTOR SHAREHOLDERS: APOLLO GROUP, INC.
By:	/s/ Joseph L. D’Amico
	Name:	Joseph L. D’Amico
Title:

CARLYLE VENTURE PARTNERS III, L.P. By: TCG VENTURES III, L.P. Its General Partner
By:	/s/ Brooke B. Coburn
	Name:	Brooke B. Coburn
	Title:	Managing Director

SCHEDULE I
Other Shareholders
None as of October 22, 2007

Exhibit A
JOINDER AGREEMENT
Apollo Global, Inc.
c/o Apollo Group, Inc.
4615 East Elwood Street
Phoenix, AZ 85040
Ladies and Gentlemen,
Reference is hereby made to that certain Shareholders’ Agreement (the “Shareholders’ Agreement”), dated as of October 22, 2007, by and among Apollo Global, Inc., a Delaware corporation (the “Company”), Apollo Group, Inc., an Arizona corporation, and Carlyle Venture Partners III, L.P., a Delaware limited partnership. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Shareholders’ Agreement.
By execution and delivery of this Joinder Agreement, the undersigned hereby agrees as follows:
2. Shareholders’ Agreement. The undersigned acknowledges that it is acquiring shares of the Company’s Common Stock (the “Purchased Shares”), subject to the terms and conditions of the Shareholders’ Agreement, and agrees that it shall become, and by execution and delivery of this Agreement does become, and assumes each and every obligation of, a “Shareholder” under and as defined in the Shareholders’ Agreement as of the date set forth below (the “Effective Date”). Notwithstanding the immediately preceding sentence, the undersigned does not hereby assume, and will not otherwise become subject to, any liability resulting from any breach, default or failure to comply with any provision of the Shareholders’ Agreement by or on behalf of any Person other than the undersigned.
3. Representations and Warranties. The undersigned represents and warrants to the Company and the existing Shareholders as of the Effective Date and, to the extent that the undersigned purchases additional shares of Common Stock from the Company on any Subsequent Closing Date (as defined in the Joint Venture Agreement dated as of October 22, 2007, by and among the Company, Apollo Group, Inc. and Carlyle Venture Partners III, L.P.), the undersigned will represent and warrant to the Company and the existing Shareholders on such Subsequent Closing Date as follows:
     3.1 Accredited Investor. The undersigned (a) is an “accredited investor” (as that term is defined in Section 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”)) because it is either (x) a corporation not formed for the specific purpose of acquiring the securities offered, and has total assets in excess of $5,000,000 or (y) an entity in which all of the equity owners are accredited investors, (b) has such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the investment contemplated hereby and (c) has reviewed the merits of such investment with tax and legal counsel and other advisors to the extent deemed advisable. The undersigned will acquire the Purchased Shares for its own account for investment and not with a view to the sale or distribution thereof, and the undersigned has no present intention of distribution or selling to others any of such interest.
     3.2 Access. The undersigned has had access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the investment in the Purchased Shares. The undersigned further has had the opportunity to obtain all additional information necessary to verify the information to which the undersigned has had access.
     3.3 Nature of Investment. The undersigned understands that the Purchased Shares are characterized as “restricted securities” under the Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Act and related regulations such securities may be resold under the Act only in certain limited circumstances. The undersigned is familiar with and understands such resale limitations imposed by the Act and related regulations and by the Shareholders’ Agreement. The undersigned understands that the Company has no present intention to register any of the Purchased Shares.
     3.4 Authorization; Validity; No Conflicts. The undersigned is duly authorized (including by all requisite corporate or stockholder (or equivalent, for entities other than corporations) action on the part of the undersigned and its officers and directors and its direct and indirect stockholders (or equivalent equity owners, for entities other than corporations)), and has full power and authority, to execute and perform its obligations under this Joinder Agreement and the Shareholders’ Agreement, and constitutes the undersigned’s legal, valid and binding obligation enforceable against it in accordance with their respective terms except (i) as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The execution, delivery and performance by the undersigned of this Joinder Agreement, the performance by the undersigned of the Shareholders’ Agreement, and the consummation by the undersigned of the transactions contemplated hereby and thereby will not (a) conflict with or constitute a default under any agreement, indenture or instrument to which the undersigned is a party, (b) conflict with or violate the undersigned’s organizational documents or (c) result in a violation of any order, judgment or decree of any court or governmental or regulatory authority having jurisdiction over the undersigned or any of its assets.
4. Sale of Purchased Shares. In reliance upon the representations and warranties made by the undersigned in this Joinder Agreement and the undersigned’s agreement herein to be bound by the Shareholders’ Agreement as a “Shareholder” (as such term is used in the Shareholders’ Agreement), the Company shall sell to the undersigned, and the undersigned shall purchase from the Company, the following Purchased Shares:

Number of shares:

Price per share:

Total Purchase Price:
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IN WITNESS WHEREOF, the undersigned have executed this Joinder Agreement as of the date first set forth below.

Date:

Investor:

Signature:

Printed Name:

Title (if applicable):

Address:

Phone No.:

Facsimile No.:

AGREED AND ACCEPTED:
APOLLO GLOBAL, INC.,
a Delaware corporation
By:
Name:
Title:
[Signature Page to Joinder Agreement]